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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 24, 2001



                                   ICO, INC.
             (Exact name of registrant as specified in its charter)



             TEXAS                        0-10068               76-0566682

(State or other jurisdiction of         (Commission          (I.R.S. Employer
        incorporation)                 File Number)         Identification No.)



                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
             (address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (281) 721-4200

                                      N/A
         (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

                  On March 26, 2001, ICO, Inc. ("ICO") issued a press release announcing that ICO had signed a Letter of Intent with Varco International, Inc. ("Varco"), which was approved by ICO's Board of Directors at a meeting held on March 24, 2001. In the Letter of Intent, Varco confirms its intention to pursue an acquisition of ICO's Oilfield Services Business Segment ("OFS") for $165 million in cash. In addition, as indicated in the press release, ICO's Board has rescheduled the annual meeting of shareholders until Tuesday, April 17, 2001, so that shareholders will have sufficient time to receive information about the Letter of Intent through their brokers or other intermediaries and to vote on an informed basis.

Copies of the Letter of Intent and the press release are included as exhibits to this Form 8-K.

                  Among other matters, the Letter of Intent provides that:

         o the transaction will be effected by a mutually agreeable Definitive Purchase Agreement to be negotiated between the parties, which will provide for payment of the consideration in cash at closing, less $5 million to be paid into an escrow account for settlement of any potential indemnity claims which arise within six months following the closing;

         o the Definitive Purchase Agreement will contain customary representations and warranties on behalf of ICO, customary covenants on behalf of both parties as well as customary no-shop and break-up fee provisions;

         o ICO will not, until 30 days after the date it signed the Letter of Intent, solicit offers from, negotiate with or in any manner actively and knowingly encourage, discuss or accept any proposal of any other person relating to the acquisition of OFS and ICO will promptly notify Varco regarding any such contact (but, ICO and its Board of Directors are not prevented from complying with Rule 14d-9 or Rule 14e-2 of the Securities Exchange Act of 1934 or providing information to or engaging in any negotiations or discussions with any person or entity to the extent that ICO's Board determines that the failure to do so would be inconsistent with its fiduciary obligations);

         o if ICO (a) either breaches its exclusive dealing provisions or provides information or engages in negotiations or discussions as a result of ICO's Board invoking its fiduciary obligations exception and (b) within one year after the date of such breach ICO signs a letter of intent or other agreement relating to the acquisition of a material portion of OFS other than in the ordinary course of business and such transaction is ultimately consummated, then immediately upon closing of such transaction, ICO will, as the exclusive remedy for such breach, pay Varco the sum of $3.5 million;

         o if the parties do not enter into a Definitive Purchase Agreement at the price and on the terms contemplated by the Letter of Intent because ICO fails to negotiate in good faith during the exclusive dealing period, ICO will pay to Varco $3.5 million;
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         o        Varco's execution of a Definitive Purchase Agreement is
                  subject to approval by the Board of Directors of ICO and Varco;

         o the closing of the transaction is subject to regulatory authority approval;

         o if the transaction has not closed within 90 days after the date of the Definitive Purchase Agreement other than as a result of Varco's failure to fulfill its obligations under the Definitive Purchase Agreement, then the closing of the transaction will also be subject to Varco's securing financing under terms reasonably acceptable to it, provided that Varco shall use its reasonable best efforts to secure such financing; and

         o except for certain sections of the Letter of Intent, the Letter of Intent is not intended to be and does not constitute a binding agreement or commitment among the parties and a binding agreement will only exist following execution and delivery of a Definitive Purchase Agreement;

         o ICO and Varco will issue a mutually agreed upon press release announcing the Letter of Intent and either party may disclose the Letter of Intent in a Form 8-K, but, thereafter, neither ICO nor Varco will make any public comment, statement or communication regarding the existence of discussions regarding a possible transaction between the parties or any of the terms, conditions or other aspects of the transaction without the prior written consent of the other party, except that either party may repeat information contained in the mutually agreed press release.

                  The description of the Letter of Intent set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Letter of Intent, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The press release is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

                  Statements regarding completion, timing or effect of the Varco transaction as well as any other statements that are not historical facts in this Form 8-K are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the nonbinding letter of intent to a binding definitive agreement, receipt of regulatory approvals, satisfaction of closing conditions, the ability of Varco to obtain financing for the transaction, the ability of ICO to obtain acceptable terms with its debtholders for the repayment of ICO debt and the ability of ICO to retire preferred stock on acceptable terms from current restrictions on ICO's ability to repurchase preferred stock. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. There can be no assurance that the parties will consummate the transactions contemplated herein or at all.

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ITEM 7.  EXHIBITS

         10.1 Letter of Intent dated March 20, 2001 between Varco International, Inc. and ICO, Inc.

         99.1     Press Release dated March 26, 2001.



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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:  March 26, 2001            ICO, INC.


                                   By:     /s/ Al O. Pacholder
                                           ------------------------------------
                                   Name:   Al O. Pacholder
                                   Title:  Chairman and Chief Financial Officer


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                                 EXHIBIT INDEX


                  The following exhibits are filed herewith:

  Exhibit No.      Description
  -----------      -----------
     10.1          Letter of Intent dated March 20, 2001 between Varco
                   International, Inc. and ICO, Inc.

     99.1          Press Release dated March 26, 2001.